Exhibit 99.2

Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.ballyfitness.com Matt Messinger – Tel. (773) 864-6850
MWW GROUP Public Relations Carreen Winters – Tel. (201) 507-9500

For Immediate Release

BALLY TOTAL FITNESS ANNOUNCES THAT THE COMPANY EXPECTS TO
FILE FINANCIAL STATEMENTS BY NOVEMBER 30, 2005

Company Intends to Notice and Hold Annual Meeting of Shareholders in
Mid- to -Late January 2006

Chicago, IL, September 19, 2005 – Bally Total Fitness (NYSE: BFT) today announced that the Company expects to complete its multi-year audit and file its financial statements by November 30, 2005. On August 31, 2005, the Company announced that it had received consent from noteholders and lenders to extend the filing waivers under its public indentures until November 30, 2005.

“We’ve been moving aggressively to address the issues of the past, complete our audit and resume complete and transparent communications with our investors,” said Bally Chairman and CEO Paul Toback. “As a result, we expect to be able to file our financial statements by November 30, 2005. We look forward to the opportunity to engage in a comprehensive discussion with our all our investors about our progress and our path forward. As our investors are well aware, we have been devoting substantial resources over the past year to resuming a normal reporting schedule, including scheduling an annual shareholders’ meeting at the earliest possible date that allows for a productive and open dialogue.”

Based on this filing timeframe, the Company expects to notice and hold an annual meeting of shareholders in midto -late January 2006.

About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers in the U.S., with approximately four million members and nearly 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada (R) brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC and Department of Justice investigations, the review and restatement of previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements, including any further delays; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Bally’s 2004 financial statements and the completion of Bally’s financial statements for the first and second quarters of 2005, including the effect of this or any further delays; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation (including various shareholder litigations) and the outcome thereof and the costs and expenses associated therewith; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; other than as described above, Bally’s ability to remain in compliance with, or obtain waivers under, its loan agreements and indentures; ability to maintain existing or obtain new sources of financing, on acceptable terms or at all, to satisfy the Company’s cash needs and obligations; and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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